Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Presidio Production Co

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock	(1)	Other	29,757,255	$11.28	$335,661,836.40	0.0001381	$46,354.90
Fees to be Paid	Equity	Warrants to purchase common stock	(2)	Other	133,332			0.0001381	0.00
Fees to be Paid	Equity	Class A Common stock issuable upon exercise of warrants	(3)	Other	11,887,469	$11.28	$134,090,650.32	0.0001381	$18,517.92

Total Offering Amounts:							$469,752,486.72		64,872.82
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$64,872.82

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Offering Note(s)

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

Consisting of (i) 7,686,960 shares of Presidio Class A Common Stock that were issued to the Sponsor, (ii) 133,332 shares of Presidio Class A Common Stock issuable upon the exercise of Private Placement Warrants held by the Sponsor, (iii) 160,000 shares of Presidio Class A Common Stock that were issued to the former directors of EQV; (iv) 9,315,217 shares of Presidio Class A Common Stock that were issued in connection with the PIPE Financing, (v) 2,717,300 shares of Presidio Class A Common Stock that may be issued upon the conversion of the Series B Preferred Stock, (vi) 937,500 shares of Presidio Class A Common Stock that may be issued upon the exercise of Series A Preferred Investor Warrants, and (vii) 8,806,946 shares of Presidio Class A Common Stock issued, or that may be issued upon the conversion of Prometheus Holdings Common Units, to certain of the other Selling Securityholders named herein in connection with the Business Combination as merger consideration.

Pursuant to Rules 457(c) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $11.28 (the average of the high and low prices of our Class A Common Stock as reported on the NYSE on March 12, 2026).
(2)	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

Represents 133,332 Private Placement Warrants issued, all of which warrants were assumed by Presidio in connection with the Business Combination and converted into warrants to acquire the same number of shares of our Class A Common Stock at the same price and on the same terms set forth in the Warrant Agreement.

Pursuant to Rule 457(g) promulgated under the Securities Act, the entire registration fee for the Private Placement Warrants is allocated to the shares of Class A Common Stock underlying the Private Placement Warrants, and no separate fee is payable for the Private Placement Warrants.
(3)	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

Pursuant to Rules 457(c) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $11.28 (the average of the high and low prices of our Class A Common Stock as reported on the NYSE on March 12, 2026).

Consisting of (i) 11,666,637 Public Warrants issued and (ii) 220,832 Private Placement Warrants issued, all of which warrants were assumed by Presidio in connection with the Business Combination and converted into warrants to acquire the same number of shares of our Class A Common Stock at the same price and on the same terms set forth in the Warrant Agreement.